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                                                                    EXHIBIT 99.1

NECX.com Acquires Real World Electronics; VerticalNet Subsidiary NECX Continues To Expand Leading Global Electronics Exchange

PEABODY, Mass.--(BUSINESS WIRE)--Feb. 22, 2000--NECX.com LLC, one of the world's leading electronics industry marketplaces and a wholly-owned subsidiary of VerticalNet, Inc., Horsham, PA (NASDAQ: VERT), today announced that it has signed a definitive agreement to acquire R.W. Electronics, Inc. (Real World Electronics), a privately held electronics exchange based in Andover, MA. NECX, with 18,000 trading partners globally and access to an online inventory of more than three million products (SKUs), will combine resources with Real World Electronics to expand the Internet's first large-scale open market trading community for engineers and purchasing professionals in the electronics and high technology industry.

Real World provides spot and open market services, as well as Real World Solutions including predictive end-of-life inventory management and custom purchasing programs. The company has more than 8,500 trading partners. Real World, with 60 employees, will be integrated into the NECX Global Electronics Exchange, a hybrid clicks and mortar business that integrates online and offline market making with end-to-end supply chain solutions.

"This acquisition creates greater liquidity and economies of scale for businesses in our 14 electronics and high technology vertical communities," said Mark Walsh, President and CEO of VerticalNet(R), the Internet's leading portfolio of industrial trading communities.

Larry Marshall, President of NECX, said, "The acquisition of Real World Electronics adds capacity to the Global Electronics Exchange and demonstrates our ongoing commitment to building out a world class Internet enabled trading exchange for solving inventory management and procurement challenges in the electronics and high technology industry. The timing of this event is optimal since we will be integrating Real World's business into our newly announced exchange platform that we are rolling out with Computer Sciences Corporation. We welcome Real World into the NECX and VerticalNet communities of commerce."

"This combination creates a unique entity in the industry today where we can offer our customers a total solution in the electronics markets," said Peter LeSaffre, President and CEO of Real World Electronics. "This is a great business model that brings our customers the full power of global sourcing, procurement and inventory management with the speed and convenience of the Internet."

About Real World Electronics
----------------------------
Founded in 1981 and headquartered in Andover, MA, with operations in the U.S., Korea and Japan, Real World (www.rwelectronics.com), provides products and innovative services to help companies manage the complex and growing burden of electronics procurement. Working directly with some of the world's largest OEMs, CEMs, Telecommunications Manufacturers and Systems Integrators, Real World offers products in five commodity categories: CPUs, memory, semiconductors, passives and storage devices.

About NECX
----------
NECX.com (www.necx.com), a wholly-owned subsidiary of VerticalNet, Inc., operates the Global Electronics Exchange, a leading global B2B open market exchange for electronics hardware. NECX provides a high degree of market liquidity by aggregating supply and demand from thousands of component, original equipment and contract manufacturers; as well as distributors and resellers. The Exchange provides comprehensive services such as procurement and inventory management, trading, financial settlement, as well as global logistics and quality assurance. NECX is headquartered in Peabody, MA, USA. NECX operates its Asia-Pacific business from Singapore and its European operations from Galway, Ireland and Stockholm, Sweden.

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About VerticalNet, Inc.
-----------------------
VerticalNet, Inc. (www.verticalnet.com), owns and operates 55 industry-specific Web sites designed as online business-to-business communities, known as vertical trade communities. These vertical trade communities provide users with comprehensive sources of information, interaction and e-commerce. They are grouped into the following industry sectors: ADVANCED TECHNOLOGIES, COMMUNICATIONS, ENVIRONMENTAL, FOOD AND PACKAGING, FOODSERVICE AND HOSPITALITY, HEALTHCARE/SCIENCE, MANUFACTURING AND METALS, PROCESS, PUBLIC SECTOR, SERVICE, TEXTILES AND APPAREL.

Additionally, VerticalNet provides auctions, catalogs, bookstores, career services and other e-commerce capabilities horizontally across its communities with sites like Industry Deals.com, IT CareerHub.com, LabX.com, Professional Store.com. VerticalNet's NECX Exchange provides an exchange for the electronic components industry.

This announcement contains forward-looking statements that involve risks and uncertainties, including statements relating to (i) the ability of the acquisition to create greater liquidity and economies of scale, (ii) the expectation that the model will bring customers the full power of global sourcing, procurement and inventory management with the speed and convenience of the Internet, (iii) the belief that the acquisition will be integrated into, and add capacity to, the Global Electronic Exchange, (iv) the intent to roll Real World's business into NECX's exchange platform as well as (v) statements that are preceded by, followed by or include the words "believes," "plans," "intends," "expects," "anticipates," or similar expressions. For such statements, VerticalNet claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ from those contained in the forward-looking statements include VerticalNet and NECX's ability to complete and close the acquisition, the difficulty in assimilating Real World's operations and workforce, demand for the combined entity's products/services, the increasingly competitive and constantly changing environment for the products/services offered by NECX and Real World, potential technology integration issues involved in folding Real World's business into NECX's exchange platform, as well as those factors set forth in the Company's Annual Report on Form 10-K for the period ended December 31, 1998 and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, both of which have been filed with the SEC.

VerticalNet is the registered trademark of VerticalNet, Inc. All other names are trademarks and/or registered trademarks of their respective owners.

   CONTACT: NECX.com, LLC
      David L. Kaupp
      978/538-8000
      david.kaupp@necx.com
      --------------------
       or
      Real World Electronics
      John S. Irving
      978/475-1303
      jirving@rwelectronics.com
      -------------------------
       or
      Schwartz Communications, Inc.
      Lisa Beyer
      781/684-0770
      lbeyer@schwartz-pr.com
       or
      VerticalNet, Inc.
      Muriel Lange, Director Investor Relations
      215/315-3367
      mlange@verticalnet.com